EXHIBIT 23

                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell securities having a maximum value of $50,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & TRINEN

                                /s/ William T. Hart


Denver, Colorado
September 25, 2012

            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 23, 2011, relating to the consolidated financial statements and the effectiveness of CEL-SCI's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                        /s/ BDO USA, LLP
Bethesda, Maryland

September 25, 2012